UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2009 (NOVEMBER 3, 2009)

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On November 3, 2009, Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly-owned subsidiary of the Registrant (the “Purchaser”); and GTT EMEA Limited, a company organized under the laws of the United Kingdom and wholly-owned subsidiary of the Registrant (“Purchaser Europe”), entered into the Purchase Agreement (the “Purchase Agreement”) by and among the Purchaser; Purchaser Europe; WBS Connect, L.L.C., a Colorado limited liability company (“WBS”); TEK Channel Consulting, LLC, a Colorado limited liability company (“TEK Channel”); WBS Connect Europe Ltd., a company formed under the laws of Ireland (“WBS Europe” and, together with WBS and TEK Channel, the “Companies”); Scott Charter and Michael Hollander (collectively, the “Sellers”) providing for: (a) the acquisition by Purchaser Europe from WBS of all of the outstanding equity interests in WBS Europe; and (b) the acquisition by the Purchaser from the Sellers of all of the outstanding equity interests in each of WBS and TEK Channel, in exchange for aggregate transaction consideration consisting of: (i) payment to the Sellers of an amount of cash equal to the sum of $1,800,000 plus the amount necessary to satisfy the outstanding amount as of closing of certain indebtedness of the Companies, subject to reduction pursuant to the at-closing net working capital adjustment in the Purchase Agreement; (ii) issuance to the Sellers of promissory notes of the Purchaser with an aggregate initial principal amount of $750,000 (collectively, the “Seller Notes”); and (iii) issuance to the Sellers of an aggregate of 500,870 shares of the Registrant’s common stock (the “Acquisition”).  The Seller Notes will be issued to the Sellers at the closing of the Acquisition and the terms thereof will be described in a current report on Form 8-K filed by the Registrant in connection with such closing.  Closing of the Acquisition is currently expected to occur during the Registrant’s fourth quarter of 2009, subject to satisfaction of certain conditions set forth in the Purchase Agreement.

Item 3.02.          Unregistered Sales of Equity Securities.

As discussed above, on November 3, 2009, the Purchaser entered into the Purchase Agreement, pursuant to which 500,870 shares of the Registrant’s common stock would be issued to the Sellers at the closing thereunder, as partial consideration for the Acquisition, which would be issued in three equal installments, on the six, twelve and eighteen month anniversaries of the closing under the Purchase Agreement.  The shares are subject to cancellation in connection with: (a) the post-closing net working capital adjustment in the Purchase Agreement; and (b) the indemnification obligations of the Sellers under the Purchase Agreement.  The shares will be restricted securities issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Sellers each made certain investor representations to the Purchaser in the Purchase Agreement, including that each is as an accredited investor.

Item 8.01.          Other Events.

On November 3, 2009, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

10.1	Purchase Agreement, dated as of November 3, 2009, by and among Global Telecom & Technology Americas, Inc., GTT-EMEA, Limited, WBS Connect, L.L.C., TEK Channel Consulting, LLC, WBS Connect Europe Ltd., Scott Charter and Michael Hollander

99.1	Press Release dated November 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 9, 2009

GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel